IN RETAIL FUND, L.L.C. AND SUBSIDIARIES

Condensed Consolidated Financial Statements (unaudited)
March 31, 2013 and 2012

IN RETAIL FUND, L.L.C. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (unaudited)

	March 31, 2013	December 31, 2012
Assets:
Investment properties:
Land	$87,569,737	87,569,737
Building and improvements	234,823,919	233,636,111
	322,393,656	321,205,848

Less accumulated depreciation	66,644,851	64,177,199
Net investment properties	255,748,805	257,028,649

Cash and cash equivalents	5,188,033	6,963,756
Restricted cash	379,026	1,005,438
Accounts and rents receivable, net	7,569,830	5,900,428
Deferred rent	5,119,240	5,018,971
Deposits and other assets	482,904	983,255
Acquired lease intangibles, net	6,612,144	7,359,446
Deferred costs, net	1,282,172	1,358,452
Deferred costs, net to related party	2,773,551	2,791,118
Total assets	$285,155,705	288,409,513

Liabilities:
Accounts payable and accrued expenses	$2,444,060	1,933,395
Acquired below market lease intangibles, net	3,311,282	3,468,051
Accrued interest	657,500	760,622
Accrued real estate taxes	9,623,265	11,080,031
Security and other deposits	419,525	406,740
Mortgages payable	152,529,671	173,571,683
Prepaid rents and unearned income	560,409	1,558,744
Total liabilities	169,545,712	192,779,266

Members’ equity:
Equity:
Inland Real Estate Corporation	57,589,501	47,599,628
New York State Teachers' Retirement System	58,020,492	48,030,619
Total members' equity	115,609,993	95,630,247

Total liabilities and members' equity	$285,155,705	288,409,513

See accompanying notes to unaudited condensed consolidated financial statements.

IN RETAIL FUND, L.L.C. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (unaudited)

	Three months ended March 31,
	2013	2012
Revenues:
Rental income	$7,595,772	7,477,356
Tenant recoveries	3,980,035	3,796,787
Other property income	61,719	34,488
Termination fee income	—	2,554
Total revenues	11,637,526	11,311,185

Expenses:
Property operating expenses	1,705,836	1,384,065
Property operating expenses to related party	357,835	459,146
Bad debt expense	33,666	153,879
Real estate tax expense	2,995,351	3,071,051
Depreciation and amortization expense	3,366,363	3,508,408
General and administrative expenses	29,983	27,151
Total expenses	8,489,034	8,603,700

Operating income	3,148,492	2,707,485
Other income	165	13,288
Interest expense	(2,258,203)	(2,509,279)
Net income	$890,454	211,494

See accompanying notes to unaudited condensed consolidated financial statements.

IN RETAIL FUND, L.L.C. AND SUBSIDIARIES
Condensed Consolidated Statements of Members’ Equity (unaudited)

	Inland Real Estate Corp.	New York State Teachers' Retirement System	Total
Three months ended March 31, 2013
Balance at December 31, 2012	47,599,628	48,030,619	95,630,247

Contributions	9,904,464	9,904,464	19,808,928
Distributions	(359,818)	(359,818)	(719,636)
Net income	445,227	445,227	890,454
Balance at March 31, 2013	57,589,501	58,020,492	115,609,993

Three months ended March 31, 2012
Balance at December 31, 2011	49,825,360	50,256,351	100,081,711

Contributions	—	—	—
Distributions	(2,678,088)	(2,678,088)	(5,356,176)
Net income	105,747	105,747	211,494
Balance at March 31, 2012	47,253,019	47,684,010	94,937,029

See accompanying notes to unaudited condensed consolidated financial statements.

IN RETAIL FUND, L.L.C. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three months ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$890,454	211,494
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,366,363	3,508,408
Amortization of acquired above market lease intangibles	22,428	25,577
Amortization of acquired below market lease intangibles	(156,769)	(164,512)
Straight line rental income	(100,269)	(61,411)
Bad debt expense	33,666	153,879
Amortization of loan fees	61,446	49,257
Changes in assets and liabilities:
Restricted cash	626,412	(104,383)
Accounts and rents receivable	(1,703,068)	378,145
Deposits and other assets	500,351	(306,600)
Accounts payable and accrued expenses	736,208	343,462
Accrued interest	(103,122)	(7,640)
Accrued real estate taxes	(1,456,766)	(2,013,582)
Security and other deposits	12,785	(18,167)
Prepaid rents and unearned income	(998,335)	(70,861)
Net cash provided by operating activities	1,731,784	1,923,066

Cash flows from investing activities:
Additions to investment properties	(1,478,903)	(1,575,331)
Leasing fees	(75,884)	(93,931)
Net cash used in investing activities	(1,554,787)	(1,669,262)

Cash flows from financing activities:
Contributions from members	19,808,928	—
Distributions to members	(719,636)	(5,356,176)
Mortgages payable proceeds	—	18,000,000
Loan fees	—	(238,846)
Payoff of mortgages payable	(20,775,279)	(15,000,000)
Principal payments of mortgages payable	(266,733)	(213,736)
Net cash used in financing activities	(1,952,720)	(2,808,758)

Net decrease in cash and cash equivalents	(1,775,723)	(2,554,954)
Cash and cash equivalents at beginning of period	6,963,756	8,309,489
Cash and cash equivalents at end of period	$5,188,033	5,754,535

Supplemental cash flow information

Cash paid for interest	$2,299,879	2,467,662

Write-off of fully depreciated building and improvements	(34,396)	(135,692)

Write-off of fully amortized acquired lease intangibles	—	(77,499)

Write-off of fully amortized deferred costs	(120,507)	(160,345)

Write-off of fully amortized acquired below market lease intangibles	1,684	21,803

See accompanying notes to unaudited condensed consolidated financial statements.

IN RETAIL FUND, L.L.C. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (unaudited)

1.	Organization and Basis of Accounting
IN Retail Fund, L.L.C. (the “Company”) was formed October 8, 2004. The Company is a strategic joint venture formed between Inland Real Estate Corporation (“IRC”) and the New York State Teachers’ Retirement System (“NYSTRS”). The Company was formed to acquire Neighborhood Retail Centers and Community Centers located in the targeted markets of Illinois, Wisconsin and Minnesota. The initial term of the venture was seven years after the Company was formed, or October 8, 2011. During the year ended December 31, 2011, the termination date was extended to June 30, 2012. During the year ended December 31, 2012, IRC and NYSTRS entered into an amendment to the joint venture agreement extending the joint venture for a ten-year term through June 30, 2022. No other changes were made to the original joint venture agreement. IRC is the managing member of the Company and earns fees for providing property management, acquisition and leasing services to the Company. The profits and losses of the Company are shared equally between IRC and NYSTRS, except for the interest earned on the initial invested funds, of which IRC was allocated 95%.
Each property is owned by a single member L.L.C., each single member L.L.C. is wholly owned by the Company. The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
The Company is treated as a Partnership for federal and state income tax purposes. Therefore, no provision has been made for income taxes as the liability for such taxes is that of the members. If an uncertain tax position were to be identified, the Company would account for such in accordance with ASC Topic 740. No uncertain tax positions were identified during the three months ended March 31, 2013 and year ended 2012.
The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.
On June 3, 2013, IRC completed the acquisition of the 50 percent ownership interest of NYSTRS in the Company. IRC acquired the 50% interest of NYSTRS in the Company for approximately $121,100,000 in cash. Readers of this report should refer to the audited financial statements of Inland Real Estate Corporation for the year ended December 31, 2012, on form 10-K/A, as filed with the Securities and Exchange Commission on March 29, 2013, which include full financial statements for the Company.

2.	Fair Value Disclosures
In some instances, certain of the Company’s assets and liabilities are required to be measured or disclosed at fair value according to a fair value hierarchy pursuant to relevant accounting literature.  This hierarchy ranks the quality and reliability of the inputs used to determine fair values, which are then classified and disclosed in one of three categories.  The three levels of the fair value hierarchy are:

•	Level 1 – quoted prices in active markets for identical assets or liabilities.

•	Level 2 – quoted prices in active markets for similar assets or liabilities; quoted prices in markets that are not active; and model-derived valuations whose inputs are observable.

•	Level 3 – model-derived valuations with unobservable inputs that are supported by little or no market activity
Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.  The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their classifications within the fair value hierarchy levels.
The Company's valuation of mortgages payable utilizes unobservable inputs in which little or no market data is available, requiring the Company to develop its own assumptions and therefore fall into Level 3 of the fair value hierarchy.
The fair value of mortgages payable is the amount at which the instruments could be exchanged in a current transaction between willing parties. As of March 31, 2013 and December 31, 2012, the fair value of the Company's mortgages payable is estimated to be $158,799,665 and $180,279,578, respectively. The Company estimates the fair value of its total mortgages payable by discounting the future cash flows of each instrument at rates currently offered for similar debt instruments (4.20% in each period) of comparable maturities by the Company's lenders (Level 3 inputs). Accounts and rents receivable, net, deposits and

IN RETAIL FUND, L.L.C. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (unaudited)

other assets, and accounts payable and accrued expenses are valued at cost which approximates their fair value at March 31, 2013 and December 31, 2012.

3.	Transactions with Related Parties
IRC performs the Company’s acquisition, property management and leasing functions and earns fees for these services. For the three months ended March 31, 2013 and 2012, included in the property operating expenses in the accompanying consolidated statements of operations, the fees for these services totaled $357,835 and $459,146, respectively. For the three months ended March 31, 2013 and the year ended December 31, 2012, capitalized leasing costs of $105,777 and $980,398 are included in deferred costs, net in the accompanying consolidated balance sheets.

4.	Operating Leases
Certain tenant leases contain provisions providing for “stepped” rent increases.  U.S. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease.  The accompanying consolidated financial statements include an increase of $100,269 and $61,411 for the three months ended March 31, 2013 and 2012, respectively of rental income for the period of occupancy for which stepped rent increases apply and $5,119,240 and $5,018,971 in related accounts receivable as of March 31, 2013 and December 31, 2012, respectively.  The Company anticipates collecting these amounts over the terms of the leases as scheduled rent payments are made.

5.	Mortgages Payable
The Company’s mortgages payable are secured by certain of its investment properties, all loans are non-recourse and there are no guarantees on the debt. The loans are at fixed rates of interest and consist of the following at March 31, 2013 and December 31, 2012:

Mortgagee	Interest rate at March 31, 2013 (a)	Interest rate at December 31, 2012	Maturity Date	Current Monthly Payment	Balance at March 31, 2013	Balance at December 31, 2012
Wachovia Securities (b)	—%	5.58%	04/2013	$—	—	11,448,500
Wachovia Securities (b)	—%	5.66%	04/2013	—	—	2,429,687
Wachovia Securities (b)	—%	5.93%	04/2013	—	—	6,989,044
Principal Life (b)(c)	6.08%	6.08%	10/2013	73,453	10,674,470	10,731,958
TCF National Bank (b)	6.50%	6.50%	09/2014	76,590	11,495,629	11,538,086
John Hancock Life	5.83%	5.83%	02/2015	65,588	13,500,000	13,500,000
Allstate	5.86%	5.86%	03/2015	41,508	8,500,000	8,500,000
Principal Bank	5.00%	5.00%	05/2016	33,333	8,000,000	8,000,000
Prudential	4.00%	4.00%	01/2019	55,000	16,500,000	16,500,000
Midland National Life Insurance	4.75%	4.75%	06/2019	69,271	17,500,000	17,500,000
North American Company	4.60%	4.60%	07/2019	24,342	6,350,000	6,350,000
JP Morgan Chase Bank	5.55%	5.55%	09/2021	202,063	42,280,000	42,280,000
ING Life Insurance and Annuity (b)	4.40%	4.40%	04/2022	90,137	17,729,572	17,804,408
	Mortgages Payable				$152,529,671	173,571,683

(a) The weighted average interest rate at March 31, 2013 was 5.24%.
(b) These loans require payments of principal and interest monthly, all other loans listed are interest only.
(c) $10,674,470 of the Company’s mortgages payable mature during 2013. The Company expects to either repay, using cash on hand and partner contributions, or replace the loan maturing in October 2013 with new debt for a term of five years or longer at the market interest rate at the time the existing debt matures, although there is no assurance that the Company will be able to replace the debt on terms and conditions the Company finds acceptable, if at all.

IN RETAIL FUND, L.L.C. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (unaudited)

As of March 31, 2013, the required future principal payments on the Company’s mortgages payable over the next five years and thereafter are as follows:

2013	$11,025,121
2014	11,692,483
2015	22,321,686
2016	8,334,209
2017	351,551
Thereafter	98,804,621
Total	$152,529,671

6.	Commitments and Contingencies
The Company is subject, from time to time, to various other legal proceedings and claims that arise in the ordinary course of business. While the resolution of these other matters cannot be predicted with certainty, management believes, based on currently available information, that the final outcome of such matters will not have a material adverse effect on the consolidated financial statements of the Company.

7.	Subsequent Events
On June 3, 2013, IRC completed the acquisition of the 50 percent ownership interest of NYSTRS in the Company. IRC acquired the 50% interest of NYSTRS in the Company for approximately $121,100,000 in cash.
The Company has evaluated events through August xx, 2013, the date of the financial statement issuance, and did not identify any additional subsequent events requiring adjustment or disclosure in the consolidated financial statements.